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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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Board of Directors
Cytec Industries Inc.


We hereby consent to incorporation by reference in the registration statements (Nos. 33-80710, 33-83576, 33-85666, 333-11121, 333-62287 and 333-45577) on Form
S-8 and (No. 333-3808, 333-51876 and 333-52011) on Form S-3 of Cytec Industries
Inc. of our report dated May 30, 2003 relating to the Statement of Net Assets Available for Benefits of the Cytec Employees' Savings and Profit Sharing Plan as of December 31, 2002 and 2001, the related Statement of Changes in Net Assets Available for Benefits for the years then ended, the Schedule of Assets Held For Investment Purposes and the Schedule of 5% Reportable Transactions, which report appears in the annual report on Form 11-K of the Cytec Employees' Savings and Profit Sharing Plan.




Grant Thornton LLP

Edison, New Jersey
May 30, 2003



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